UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

August 1, 2013
Date of report (Date of earliest event reported)

Amyris, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100, Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)

(510) 450-0761
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

On August 1, 2013, the Board of Directors (the “Board”) of Amyris, Inc. (the “Company”) appointed Karen Weaver, Vice President and Corporate Controller, as the principal accounting officer of the Company, effective immediately.  Steven R. Mills, the Company’s Chief Financial Officer and previous principal accounting officer, will remain the principal financial officer of the Company.

Ms. Weaver, age 52, has served as the Company’s Vice President and Corporate Controller since October 2012.  From May 2011 to September 2012, Ms. Weaver served as the Vice President, Accounting and Assistant Controller at Amyris. Prior to joining the Company, Ms. Weaver served as the Vice President and Corporate Controller at Sonic Solutions, a publicly-traded digital media software and entertainment solutions provider from September 2009 until its acquisition by Rovi Corporation in February 2011 and subsequently to April 2011 to assist in integration activities. From March 2006 to August 2009, Ms. Weaver held various senior accounting roles at Sonic Solutions.

The Company has entered or will enter into the form of indemnification agreement with Ms. Weaver that it has entered into with its other officers and that is filed as Exhibit 10.01 to the Company’s registration statement on Form S-1 (File No. 333-166135).  The indemnification agreement and the Company’s restated certificate of incorporation and restated bylaws require the Company to indemnify its directors and executive officers to the fullest extent permitted by Delaware law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date: August 5, 2013	By:	/s/ Steven R. Mills
Steven R. Mills
Chief Financial Officer